                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Convergys Corporation, which is incorporated by reference in Convergys Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 18, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Cincinnati, Ohio
December 28, 1999